UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – March 31, 2014

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	46-2488810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Intermediate Holding Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34544	26-1191638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Background

Energy Future Holdings Corp. (“EFH Corp.”), Energy Future Competitive Holdings Company LLC (“EFCH”), Texas Competitive Electric Holdings Company LLC (“TCEH”), and Energy Future Intermediate Holding Company LLC (“EFIH” and together with EFH Corp., EFCH and TCEH, the “Companies”) and certain unaffiliated holders of claims against the Companies and certain of their subsidiaries (collectively, the “Creditors”) have executed confidentiality agreements to facilitate the exchange of information and the development of restructuring alternatives. Together with their respective professional advisors, each of the Companies, the Creditors and principals of EFH Corp.’s existing equity holders (the “Equity Holders”) are engaged in discussions regarding the terms of and conditions to changes in the Companies’ capital structure and restructuring alternatives. The Companies’ objectives in these discussions have been, and continue to be, to promote a sustainable capital structure and maximize enterprise value by, among other things, encouraging agreement among the Creditors on a restructuring plan that would minimize time spent in a restructuring proceeding through a proactive and organized solution; minimizing any potential adverse tax impacts of a restructuring; maintaining focus on operating EFH Corp.’s businesses; and maintaining the Companies’ high-performing work force. Although these discussions have been, and continue to be, constructive with respect to various terms and conditions (including the structure of the restructured Companies), the parties have not executed any agreement in support of changes to the Companies’ capital structure or any restructuring alternatives that are being discussed. There is no guarantee that these discussions will result in an agreement.

Contemporaneously with the discussions described above, TCEH and EFIH have each been negotiating binding commitments with certain financial institutions (collectively, the “DIP Lenders”) for debtor-in-possession financings (collectively, the “DIP Financings”). The proposed DIP Financings would provide for senior secured, super-priority revolving credit facilities and term loans totaling up to $4.475 billion at TCEH and $5.2 billion at EFIH. In addition, as proposed, the TCEH DIP Financing is expected to permit TCEH subsidiary Luminant Mining Company LLC (“Luminant Mining”) to grant the Railroad Commission of Texas (the “RCT”) a collateral bond in an amount equal to or in excess of Luminant Mining’s current reclamation bond obligations.

Given the constructive nature of these ongoing discussions, TCEH has elected not to make certain interest payments due April 1, 2014 and to use the permitted grace periods with respect to the TCEH Secured Notes and the Applicable Pollution Control Revenue Bonds (each as defined below). TCEH’s decision of how much of the applicable grace periods to use before pursuing any restructuring alternative (including the filing for protection under Chapter 11 of the US Bankruptcy Code) will be evaluated based on various factors, including the status of the discussions described above.

Notwithstanding the matters described in this Current Report, during the pendency of the discussions described above, the Companies expect to continue to operate their businesses in the ordinary course and meet their ordinary course obligations (i.e., trade, supplier/vendor, trading counterparty and similar obligations), but not TCEH’s funded debt obligations described herein, as they become due and payable. At March 25, 2014, cash and cash equivalents totaled $763 million, consisting of $197 million at EFH Corp., $137 million at EFIH and $429 million at TCEH.

Concurrently with the filing of this Current Report, EFH, EFIH and EFCH have filed an extension request on Form 12b-25 with the Securities Exchange Commission with respect to the filing of their respective Annual Reports on Form 10-K.

TCEH Secured Notes

In light of the ongoing discussions described above, TCEH and TCEH Finance, Inc. (together with TCEH, the “Issuer”) elected not to pay the following interest payments due April 1, 2014:

•	a $50.3 million interest payment that was due on the Issuer’s 11.50% Senior Secured Notes due October 1, 2020 (the “TCEH First Lien Notes”); and

•	a $58.9 million interest payment that was due on the Issuer’s 15% Senior Secured Second Lien Notes due April 1, 2021 and 15% Senior Secured Second Lien Notes due April 1, 2021, Series B (collectively, the “TCEH Second Lien Notes” and together with the TCEH First Lien Notes, the “TCEH Secured Notes”).

Both the Indenture, dated as of April 19, 2011, relating to the TCEH First Lien Notes (the “TCEH First Lien Notes Indenture”), and the Indenture, dated October 6, 2010, as supplemented, relating to the TCEH Second Lien Notes (the “TCEH Second Lien Notes Indenture”), provide for a 30-day grace period for interest payments before an event of default may be deemed to have occurred. If the interest payment on either the TCEH First Lien Notes or the TCEH Second Lien Notes is not made and TCEH does not file for Chapter 11 protection prior to the expiration of the applicable grace period, then either the trustee under the TCEH First Lien Notes Indenture or the trustee under the TCEH Second Lien Notes Indenture, as applicable, or the holders of not less than 30% in aggregate principal amount of the TCEH First Lien Notes or the TCEH Second Lien Notes, as applicable, may declare the entire principal amount of the applicable TCEH Secured Notes and the interest accrued thereon to be due and payable immediately. The current principal amount outstanding of the TCEH First Lien Notes is $1.75 billion, and the current principal amount outstanding of the TCEH Second Lien Notes is $1.571 billion.

An event of default under the TCEH First Lien Notes that results in the acceleration of or right to accelerate the debt outstanding thereunder would constitute an event of default under the TCEH Second Lien Notes, and an event of default under the TCEH Second Lien Notes that results in the acceleration of or right to accelerate the debt outstanding thereunder would constitute an event of default under the TCEH First Lien Notes. An event of default under the TCEH First Lien Notes or the TCEH Second Lien Notes that results in the acceleration of or right to accelerate the debt outstanding thereunder would also constitute an event of default or otherwise trigger the acceleration of (or the right to accelerate) repayment obligations under a number of material direct financial obligations of EFCH and its subsidiaries, including the debt instruments listed below:

•	the Credit Agreement, dated October 10, 2007, by and among TCEH, as borrower, EFCH and certain of TCEH’s subsidiaries, as guarantors, and the members of the lending syndicate and certain other syndication agents (as amended, modified or otherwise supplemented, the “TCEH Credit Agreement”) – the current principal amount outstanding under the TCEH Credit Agreement is approximately $22.635 billion;

•	the commodity hedges entered into by certain subsidiaries of TCEH that are secured on a pari passu basis with the TCEH Credit Agreement and the TCEH First Lien Notes (the “TCEH First Lien Commodity Hedges”) – because the TCEH First Lien Commodity Hedges are currently in-the-money to TCEH, there are no current outstanding obligations under the TCEH First Lien Commodity Hedges;

•	the interest rate swaps entered into by TCEH that are secured on a pari passu basis with the TCEH Credit Agreement and the TCEH First Lien Notes (the “TCEH First Lien Interest Rate Swaps”) – the outstanding obligations as of March 28, 2014 under the TCEH First Lien Interest Rate Swaps total approximately $1.174 billion (net of offset rights with certain of the TCEH First Lien Commodity Hedges pursuant to netting provisions within those agreements); and

•	the Indenture, dated October 31, 2007, relating to TCEH’s and TCEH Finance’s 10.25% Senior Notes due November 1, 2015 and 10.25% Senior Notes due November 1, 2015, Series B (collectively, the “TCEH 10.25% Unsecured Notes”) and TCEH’s and TCEH Finance’s 10.50%/11.25% Senior Toggle Notes due November 1, 2016 (the “TCEH Unsecured Toggle Notes”) – the current principal amount of TCEH 10.25% Unsecured Notes outstanding is approximately $3.488 billion, and the current principal amount of TCEH Unsecured Toggle Notes outstanding is approximately $1.749 billion.

Pollution Control Revenue Bonds

In light of the ongoing discussions described above, TCEH elected not to pay an aggregate of approximately $10.1 million in interest due April 1, 2014 under the following pollution control revenue bonds (the “Applicable Pollution Control Revenue Bonds”):

•	Brazos River Authority:

•	7.70% Fixed Series 1999A due April 1, 2033

•	7.70% Fixed Series 1999C due March 1, 2032

•	6.75% Fixed Series 2003C due October 1, 2038

•	5.40% Fixed Series 2003D due October 1, 2029

•	Sabine River Authority of Texas:

•	6.15% Fixed Series 2003B due August 1, 2022

The indentures governing the Applicable Pollution Control Revenue Bonds provide for a 60-day grace period for interest payments before an event of default may be deemed to have occurred. If the interest payments on the Applicable Pollution Control Revenue Bonds are not made prior to the expiration of the grace period on May 30, 2014, then the trustee under the relevant series of Applicable Pollution Control Revenue Bonds may, or upon the request of the holders of at least 25% in aggregate principal amount of the relevant series of Applicable Pollution Control Revenue Bonds will, declare the entire principal amount of the relevant series of the Applicable Pollution Control Revenue Bonds and the interest accrued thereon to be due and payable immediately. The current principal amount outstanding of the Applicable Pollution Control Revenue Bonds is $289 million. The Applicable Pollution Control Revenue Bonds are non-recourse with respect to Brazos River Authority and Sabine River Authority.

An event of default under the Applicable Pollution Control Revenue Bonds that results in the acceleration of or right to accelerate the debt outstanding thereunder would constitute an event of default or otherwise trigger the acceleration of (or the right to accelerate) repayment obligations under a number of material direct financial obligations of EFCH and its subsidiaries (either due to a direct cross-default with the Applicable Pollution Control Revenue Bonds or due to a cross-default with other debt that has a direct cross-default with the Applicable Pollution Control Revenue Bonds) , including the TCEH Secured Notes, the TCEH Credit Agreement, the TCEH First Lien Commodity Hedges, the TCEH First Lien Interest Rate Hedges, the TCEH 10.25% Unsecured Notes and the TCEH Unsecured Toggle Notes.

Cautionary Note Regarding Forward-Looking Statements

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. In particular, there can be no guarantee that any future changes in the Companies’ capital structure will occur or, if any changes occur, that they will ultimately be successful or produce the desired outcome, and there can be no assurance regarding whether we will meet our financial obligations. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under Item 1A, “Risk Factors” and the discussion under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports on Form 10-K filed by each of EFH Corp., EFIH and EFCH and the following important factors, among others, that could cause actual results to differ materially from those projected in such forward-looking statements:

•	ongoing negotiations with the Creditors, the Equity Holders and the proposed lenders under the DIP Facilities;

•	actions that may be taken by counterparties to certain of our contractual relationships in an attempt to reduce their financial exposure to us, such as requesting collateral and/or enhanced payment terms;

•

prevailing governmental policies and regulatory actions, including but not limited to those of the Texas Legislature, the Governor of Texas, the US Congress, the US Federal Energy Regulatory Commission, the North American Electric Reliability Corporation, the Texas Reliability Entity, Inc., the Public Utility Commission of Texas, the Railroad Commission of Texas, the US Nuclear Regulatory Commission, the US Environmental Protection Agency, the Texas Commission on Environmental Quality, the US Mine Safety and

Health Administration, the Internal Revenue Service and the US Commodity Futures Trading Commission, with respect to, among other things:

•	allowed prices;

•	allowed rates of return;

•	permitted capital structure;

•	industry, market and rate structure;

•	purchased power and recovery of investments;

•	operations of nuclear generation facilities;

•	operations of fossil-fueled generation facilities;

•	operations of mines;

•	self-bonding requirements;

•	acquisition and disposal of assets and facilities;

•	development, construction and operation of facilities;

•	decommissioning costs;

•	present or prospective wholesale and retail competition;

•	changes in tax laws and policies;

•	changes in and compliance with environmental and safety laws and policies, including the Cross State Air Pollution Rule, and greenhouse gas and other climate change initiatives, and

•	clearing over-the-counter derivatives through exchanges and posting of cash collateral therewith;

•	transacting and reporting over-the-counter derivatives with counterparties off of exchanges;

•	legal and administrative proceedings and settlements;

•	general industry trends;

•	economic conditions, including the impact of an economic downturn;

•	our ability to collect trade receivables from counterparties;

•	our ability to attract and retain profitable customers;

•	our ability to profitably serve our customers;

•	restrictions on competitive retail pricing;

•	changes in wholesale electricity prices or energy commodity prices, including the price of natural gas;

•	changes in prices of transportation of natural gas, coal, crude oil and refined products;

•	changes in market heat rates in the Texas electricity market;

•	our ability to effectively hedge against unfavorable commodity prices, including the price of natural gas, market heat rates and interest rates;

•	weather conditions, including drought and limitations on access to water, and other natural phenomena, and acts of sabotage, wars or terrorist or cybersecurity threats or activities;

•	population growth or decline, or changes in market supply or demand and demographic patterns, particularly in Texas;

•	changes in business strategy, development plans or vendor relationships;

•	access to adequate transmission facilities to meet changing demands;

•	changes in interest rates, commodity prices, rates of inflation or foreign exchange rates;

•	changes in operating expenses, liquidity needs and capital expenditures;

•	commercial bank market and capital market conditions and the potential impact of disruptions in US and international credit markets;

•	the willingness of our lenders to extend the maturities of our debt instruments and the terms and conditions of any such extensions;

•	access to capital, the cost of such capital, and the results of financing and refinancing efforts, including availability of funds in capital markets;

•	activity in the credit default swap market related to our debt instruments;

•	restrictions placed on us by the agreements governing our debt instruments;

•	our ability to generate sufficient cash flow to make interest payments on, or refinance, our debt instruments;

•	our ability to successfully execute our liability management program, reach agreement with our creditors on the terms of any change in our capital structure, or otherwise address our significant interest payments and debt maturities, including through the potential exchange of debt securities for debt or equity securities or potential waiver of any covenants contained in our debt agreements;

•	any defaults under certain of our financing arrangements that could trigger cross default or cross acceleration provisions under other financing arrangements;

•	our ability to make intercompany loans or otherwise transfer funds among different entities in our corporate structure;

•	competition for new energy development and other business opportunities;

•	inability of various counterparties to meet their obligations with respect to our financial instruments;

•	changes in technology used by and services offered by us;

•	changes in electricity transmission that allow additional electricity generation to compete with our generation assets;

•	significant changes in our relationship with our employees, including the availability of qualified personnel, and the potential adverse effects if labor disputes or grievances were to occur;

•	changes in assumptions used to estimate costs of providing employee benefits, including medical and dental benefits, pension and retiree medical, and future funding requirements related thereto, including joint and several liability exposure under applicable law;

•	changes in assumptions used to estimate future executive compensation payments;

•	hazards customary to the industry and the possibility that we may not have adequate insurance to cover losses resulting from such hazards;

•	significant changes in critical accounting policies;

•	actions by credit rating agencies;

•	adverse claims by our creditors or holders of our debt securities;

•	our ability to effectively execute our operational strategy, and

•	our ability to implement cost reduction initiatives.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release*

* The press release shall be deemed furnished to, but not filed with, the Securities Exchange Commission in connection with the disclosure set forth in Item 7.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Stan J. Szlauderbach Name: Stan J. Szlauderbach Title: Senior Vice President & Controller

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

/s/ Stan J. Szlauderbach Name: Stan J. Szlauderbach Title: Senior Vice President & Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY LLC

/s/ Stan J. Szlauderbach Name: Stan J. Szlauderbach Title: Senior Vice President & Controller

Date: March 31, 2014